EXHIBIT 10.41

AMENDMENT TO LEASE AGREEMENT
BETWEEN EXCIMER VISION LEASING L.P.
AND
BRITESMILE, INC.

                     This Amendment to Lease Agreement is entered into as of July 12, 2005 between Excimer Vision Leasing L.P. (“EVL”) and BriteSmile, Inc. (“BriteSmile”).

W I T N E S S E T H:

                    WHEREAS, EVL and BriteSmile are parties to an Amended and Restated Agreement, dated February 28, 2001 (the “Lease Agreement”) as amended by an amendment dated March 8, 2002, an amendment dated September 18, 2002, an amendment dated January 1, 2003, an amendment dated December 12, 2003 and an amendment dated August 13, 2004 (the “August 2004 Amendment”) (the Lease Agreement, as so amended, being the “Amended Lease Agreement”); and

                    WHEREAS, EVL and BriteSmile wish to amend the Amended Lease Agreement in certain respects;

                    NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, EVL and BriteSmile do hereby agree as follows:

                    1.          Sale of Leased Systems. On December 31, 2005, subject to Section 4 hereof, EVL shall sell to BriteSmile and BriteSmile shall purchase from EVL each Leased System that is then leased by EVL to BriteSmile pursuant to the Amended Lease Agreement. The purchase price for each such Leased System to be sold by EVL to BriteSmile shall be $1.00 which shall be paid by BriteSmile to EVL by a wire transfer on December 31, 2005 in immediately available funds to such account as EVL shall specify in writing to BriteSmile at least three days prior to December 31, 2005. BriteSmile shall indemnify and hold EVL harmless against any sales, use or other similar tax imposed on such sale, and BriteSmile shall prepare and file, or prepare and present to EVL for filing, all sales, use and similar tax returns required to be filed in connection with such sale. Upon receipt of payment for the sale, EVL shall deliver to BriteSmile a bill of sale in form reasonably acceptable to both parties conveying title to the Leased Systems to BriteSmile free and clear of all liens and encumbrances.

                    2.          End of Leases to Leased System. Subject to Section 4 hereof, upon the consummation of the sale referred to in Section 1, the term of each lease to each Leased System under the Amended Lease Agreement shall end.

                    3.          Affect on August 2004 Amendment. Subject to Section 4 hereof, Section 6 of the August 2004 Amendment is hereby amended to delete the words “or in subsequent years.” Except as provided in the preceding sentence, the provisions of this Amendment shall not affect the provisions of Sections 1-8 of the August 2004 Amendment which shall remain in full force and effect including, but not limited to, the obligation to pay at least $1,000,000 on account of the 2005 Remainder Amount on February 15, 2006 and the obligation to pay the 2007 Payment Amount on February 15, 2007.

                    For further clarification, (i) Fixed and Variable Rent shall accrue through December 28, 2005 but not thereafter; and (ii) Fixed and Variable Rent for 2005 shall continue to be paid in accordance with the Amended Lease Agreement so that, for example, Variable Rent for November and December 2005 shall be payable in January and February 2006, respectively, and Fixed Rent for December 2005 shall be payable in January 2006.

                    4.          Conditions to Effectiveness. This Agreement, including the provisions of Sections 1, 2 and 3 hereof, shall be void and of no further force or effect in the event that on December 29, 2005 BriteSmile is in default of any of its obligations under the Amended Lease Agreement. In such event, the provisions of the Lease Agreement, as amended through the August 2004 Amendment, but without any amendment effected by this Agreement, shall remain in full force and effect.

                    5.          General Provisions.

                                  (a)          In the event that any amount that is due and payable to EVL under this Amendment or the Amended Lease Agreement is not paid when due, interest shall accrue on such amount at the Prescribed Rate (as defined in the August 2004 Amendment) in effect on the day such payment was required to be made plus 250 basis points.

                                  (b)          This Amendment may be executed in counterparts, including facsimile counterparts.

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                    IN WITNESS WHEREOF, the parties have executed and delivered this Amendment as of the date above within.

EXCIMER VISION LEASING, L.P.

By:	CAP Properties Limited, its General Partner

By	/s/ Andrew C. PILARO

Name:	Andrew C. PILARO
Title:	Director

BRITESMILE, INC.

By	/s/ J.C. FENELEY

Name:	J.C. FENELEY
Title:	President